U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2013

China Liaoning Dingxu Ecological Agriculture Development, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File No. 333-170480

Nevada	80-0638212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2119 Mingyong Building, No. 60 Xian Road.
Shahekou District, Dalian, China 116021
(Address of Principal Executive Offices)

0086-13909840703
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

On May 13, 2013, the board of directors of China Liaoning Dingxu Ecological Agriculture Development, Inc. (“Company”), upon the recommendation of its chief financial officer, concluded that the Company's audited annual financial statements for the years ended December 31, 2011, 2010 and 2009 included in the Company's Form 10-K and Form 8-K for such periods should be restated. This determination arose in connection with the fact that the Company’s previous auditor Stan J.H. Lee, CPA (“Stan Lee”), who audited the Company’s annual financial statements for the years ended December 31, 2011,  2010 and 2009, has been unavailable to answer any question related to those financial statements since December 2012.

In light of the expected restatement, the Company's previously filed unaudited financial statements for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 should no longer be relied upon. The Company intends to file restated financial statements for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 as soon as practicable.

The Company’s chief financial officer has discussed the matters disclosed in this filing with the Company's independent registered public accountants.

Accordingly, investors should no longer rely on (i) the Company’s audited annual financial statements for the years ended December 31, 2011, 2010 and 2009, contained in the Company’s Annual Report on Form 10-K, as filed on April 16, 2012, and in the Company’s Form 8-K, as filed on December 13, 2011; and (ii) the Company’s unaudited interim financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 as contained in the Company’s Quarterly Reports on Form 10-Q for such periods.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Liaoning Dingxu Ecological Agriculture Development, Inc.

May 14, 2013	By:	/s/ Chin Yung Kong
Chin Yung Kong
President, Chief Executive Officer, Chief Financial Officer

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